                                                                      EXHIBIT 11

                           A.S.V., INC. AND SUBSIDIARY
                 EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

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                                                         Three Months Ended            Nine Months Ended
                                                            September 30,                September 30,
                                                         -------------------          -------------------
                                                         1998           1997          1998           1997
                                                         ----           ----          ----           ----
Basic
   Earnings
     Net income                                       $1,122,418     $  541,032    $2,841,335    $1,321,467
                                                      ==========     ==========    ==========    ==========

   Shares
     Weighted average number of common
       shares outstanding                              7,781,726      7,463,470     7,616,228     7,316,906
                                                      ==========     ==========    ==========    ==========

   Basic earnings per common share                    $      .14     $      .07    $      .37    $      .18
                                                      ==========     ==========    ==========    ==========



Diluted
   Earnings
     Net income                                       $1,122,418     $  541,032    $2,841,335    $1,321,467


     Add after-tax interest expense applicable
       to 6.5% convertible debentures                     50,781         50,375       152,343       151,125
                                                      ----------     ----------    ----------    ----------
     Net income applicable to common stock            $1,173,199     $  591,407    $2,993,678    $1,472,592
                                                      ==========     ==========    ==========    ==========


   Shares
     Weighted average number of common
       shares outstanding                              7,781,726      7,463,470     7,616,228     7,316,906
     Assuming exercise of options and warrants
       reduced by the number of shares which could
       have been purchased with the proceeds from
       the exercise of such options and warrants         621,096        862,735       713,643       858,684
     Assuming conversion of 6.5% convertible
       debentures                                        681,818        681,818       681,818       681,818
                                                      ----------     ----------    ----------    ----------
     Weighted average number of common and
       common equivalent shares outstanding            9,084,640      9,008,023     9,011,689     8,857,408
                                                      ==========     ==========    ==========    ==========

   Diluted earnings per common share                  $      .13     $      .07    $      .33        $  .17
                                                      ==========     ==========    ==========    ==========

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